UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2026
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2225 Lawson Lane
Santa Clara, California 95054
(Address of principal executive offices and Zip Code)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, ServiceNow, Inc. (“ServiceNow” or the “Company”) held its 2026 Annual Shareholders Meeting (the “Annual Meeting”) at which the shareholders approved, among other matters, amendments to the Amended and Restated 2021 Equity Incentive Plan (the “Amended Plan”) to increase the available share reserve by 38,000,000 shares. The Amended Plan had been approved, subject to shareholder approval, by the Company’s Board of Directors.

The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments reflected in the Amended Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders were asked to vote on six proposals. A brief description of each proposal, along with the final voting results, is set forth below:

1.The shareholders elected the individuals listed below as directors to serve until the next annual shareholders meeting and until his or her successor has been duly elected and qualified or his or her earlier death, resignation or removal. The voting results for each such director are as follows:

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Susan L. Bostrom	725,285,101	42,285,743	1,131,979	108,027,421
Teresa Briggs	749,448,614	18,101,869	1,152,340	108,027,421
Paul E. Chamberlain	758,152,187	9,381,133	1,169,503	108,027,421
Lawrence J. Jackson, Jr.	745,260,735	21,744,445	1,697,643	108,027,421
Frederic B. Luddy	750,265,107	17,269,810	1,167,906	108,027,421
William R. McDermott	689,481,259	77,993,257	1,228,307	108,027,421
Joseph “Larry” Quinlan	737,145,857	30,478,531	1,078,435	108,027,421
Anita M. Sands	675,200,006	92,227,355	1,275,462	108,027,421
Eric S. Yuan	593,805,007	173,762,939	1,134,877	108,027,421

2.The shareholders voted, by a non-binding, advisory vote, to approve the 2025 compensation of the Company’s named executive officers. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
654,688,799	110,903,457	3,110,567	108,027,421

3.The shareholders voted, by a non-binding, advisory vote, to approve the frequency of future advisory votes on executive compensation. The voting results are as follows:

1 Year	2 Years	3 Years	Shares Abstaining	Broker Non-Votes
760,882,682	620,165	6,653,290	546,686	108,027,421

In light of the advisory vote of the Company’s shareholders to hold future advisory votes on executive compensation every year, the Company has determined that it will hold future advisory votes on executive compensation annually until the next shareholder advisory vote on the frequency of advisory votes on executive compensation.

4.The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining
862,140,873	13,985,842	603,529

5.The shareholders voted to approve amendments to the Company’s Amended and Restated 2021 Equity Incentive Plan to increase the number of shares reserved for issuance. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
736,442,496	30,632,622	1,627,705	108,027,421

6.The shareholders voted against the shareholder proposal regarding shareholder right to act by written consent. The voting results are as follows:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
280,696,983	486,029,473	1,976,367	108,027,421

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	10.1	ServiceNow, Inc. Amended and Restated 2021 Equity Incentive Plan
	104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Hossein Nowbar
Hossein Nowbar President and Chief Legal Officer

Date: May 22, 2026